090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20110825655-45
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/21/2011 7:35 AM
	Entity Number E0270622006-0

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

UPLIFT NUTRITION, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

The new and Amended Article III is:

AUTHORIZED SHARES

The total number of shares of all classes of stock which this Corporation shall have authority to issue is 110,000,000 shares; consisting of 10,000,000 shares of preferred stock, par value $0.001 per share (hereinafter the "Preferred Stock"), and 100,000,000 shares of common stock, par value $0.001 per share (hereinafter "Common Stock").

~~(continued on to page 2)~~

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 65,680,000 or 68.8%

4. Effective date of filing: (optional) Upon filing with the Secretary of State
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X ____________________
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

(page 2 to Uplift Nutrition, Inc.'s Nevada Certificate of Amendment, continued from page 1)

The new and Amended ARTICLE IV

BOARD OF DIRECTORS

The Board of Directors shall consist of at least one (1) Board Member. In addition to being able to set the rights, preferences and designations to the Company's Preferred Stock without a shareholders' meeting, the Board of Directors shall also have the authority to adopt an employee stock option or employee incentive benefit plan of some kind without shareholder approval.

150101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Designation

(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number 20110825656-56
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/21/2011 7:35 AM
	Entity Number E0270622006-0

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

UPLIFT NUTRITION, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated as to distinguish the shares thereof from all of other series or classes. All shares of any one series of the Preferred Stock shall be alike in every particular. The rights of each such series and qualifications, limitations or restriction thereof, if any, may differ from those of any and all other series at any time outstanding subject to the limitations set forth in (continued on to page 2 hereof)

3. Effective date of filing: (optional) upon filing with the Nevada Secretary of State

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

this paragraph. No series of Preferred Stock shall be entitled to vote as a class or otherwise on matters voted upon by the shareholders of the Company, except for those matters in which the consent of the holders of the Preferred Stock is specifically required by the provisions Title 78 of the *Nevada Revised Statutes* titled **Private Corporations**, as amended. With respect to dividends, all shares of Preferred Stock shall have a preference over the Common Stock, be cumulative and be participating with the Common Stock. All shares of the class of Preferred Stock shall be subject to redemption by the Company, subject to the authority hereby expressly granted to the Board of Directors to waive or reject by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock the right of the Company to redeem the shares of Preferred Stock included in such series. Subject to the provisions of this paragraph, the Board of Directors is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, the rights, qualifications, limitations and restrictions thereof, if any, of such series, set forth below:

(i) The distinctive designation of and the number of shares of Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the Board of Directors;

(ii) The rate and times at which dividends on shares of the series shall be paid;

(iii) The right, if any, of the holders of the shares of the same series to convert the same into, or exchange the same for, any other class or classes of stock of this Company and the terms and conditions of such conversion or exchange;

(iv) Whether shares of the series shall be subject to redemption, and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of the Common Stock, cash or other property and the time and times at which, and the terms and conditions upon which, shares of the series may be redeemed;

(v) The rights, if any, of the holders of the shares of the series upon voluntary or involuntary liquidation, merger, consolidated, distribution or sale of assets, dissolution or winding up of this Corporation; and

(vi) The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series.

090301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20110825658-78
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/21/2011 7:35 AM
	Entity Number E0270622006-0

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

UPLIFT NUTRITION, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

100,000,000 common capital shares, par value $0.001 or one mill per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

100,000,000 common capital shares, par value $0.001 or one mill per share (no change in the amount of common capital shares authorized)

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

There shall be 4,772,597 new common shares issued and outstanding after the 1 for 20 reverse split of shares. Prior to the proposed split there are a total of 95,451,944 common shares issued and outstanding.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

The shareholders approved rounding up all fractional shares to the next whole share. No fractional shares, money or script shall be issued to anyone.

7. Effective date and time of filing: (optional) Date: Nov. 15, 2011 Time: or when FINRA approves

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

President, CEO and CFO

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.